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                                                                    EXHIBIT 21.1


                        LIST OF SIGNIFICANT SUBSIDIARIES
                                       OF
                           AMERUS LIFE HOLDINGS, INC.



Subsidiary                                 % Owned   Jurisdiction
- ----------                                 -------   ------------
AmerUs Life Insurance Company                100%      Iowa
CLA Assurance Company                        100       Iowa
Centralife Annuity Services, Inc.            100       Arizona
American Vanguard Life Insurance Company     100       Iowa